SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Summary: On November 16, 2006, we closed a financing transaction in which we borrowed the principal amount of $2,000,000 (which we refer to as the Loan). The lender was Midsummer Investment Ltd. (whom we refer to as Midsummer). Under the terms of the Loan, we issued our Secured Promissory Note in favor of Midsummer. Midsummer loaned the $2,000,000 in cash. The proceeds of the Loan will be used for the repayment of certain corporate obligations and for general corporate purposes.

The Secured Promissory Note has an interest rate of 12% per annum; a maturity date of three years; and, is secured by a lien on all of our assets pursuant to a Security Agreement. Our obligations under the Secured Promissory Note are guaranteed by each of our subsidiaries under a Subsidiary Guarantee executed by each of our subsidiaries. As additional consideration for the Loan, we also issued to Midsummer (i) that number of shares of our common stock equal to 30% of the amount loaned by Midsummer (resulting in the issuance of a total of 600,000 shares of our common stock to Midsummer); and, (ii) warrants to acquire that number of shares of our common stock equal to the amount loaned by Midsummer, at a purchase price of $.50 pre share, with a term of 5 years (resulting in the issuance of warrants to acquire a total of 2,000,000 shares of our common stock). The common stock and warrants we issued as part of the Loan obligate us to satisfy certain registration rights and limitations. All agreements and documents entered into or delivered as part of the Loan were done so pursuant to a Subscription Agreement we entered into with Midsummer. The Security Agreement provides that Midsummer will share all rights as a secured creditor with the Senior Lenders who loaned a total of $9,500,000 in a series of related loan transactions commencing on September 2006. We view this Loan as the final part of the loan transactions commencing in September 2006.

The Subscription Agreement, Secured Promissory Note, Security Agreement, Common Stock Purchase Warrant, and the Subsidiary Guarantee (which we collectively refer to as the “Loan Agreements”) contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. The Loan Agreements also contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Loan Agreements. Midsummer may elect to accelerate the maturity of amounts due under the Loan Agreements upon the occurrence and during the continuation of an event of default.

A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Secured Promissory Note is attached hereto as Exhibit 10.2 and are incorporated herein by reference. A copy of the Security Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. A copy of the Common Stock Purchase Warrant is attached hereto as Exhibit 10.4 and is incorporated herein by reference. A copy of the Subsidiary Guarantee is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

HPC Capital of Atlanta and New York acted as the non-exclusive placement agent for the Loan by Midsummer, as well as for the $9,500,000 loan transactions entered into commencing on September 1, 2006.

Securities Act Exemption: The securities issued pursuant to the Loan are being acquired by Midsummer in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Midsummer represented its intention to acquire the securities for investment only and not with a view toward distribution. Midsummer was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 2 - FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition

On November 21, we issued a press release announcing, among other things, our financial results for the third quarter of 2006, as well as recent developments and recent progress of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

See the description of the Loan, including the terms and conditions of the Loan Agreements executed in connection with the Loan, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet

See the discussion of the acceleration of the maturity date of the Secured Promissory Note pursuant to the terms of the Secured Promissory Note, set forth in Item 1.01 above, which discussion is incorporated in this Item 2.04 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

See the description of the Loan, including the terms and conditions of the Loan Agreements executed in connection with the Loan, and the issuance of our common stock and warrants to acquire our common stock, set out in Item 1.01 above, which description is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modifications to Rights of Security Holders

The notes issued to the Senior Lenders who loaned a total of $9,500,000 in a series of related loan transactions commencing on September 2006, as set out in Item 1.01, above, were all amended as follows: the interest rate on the senior secured promissory notes was increased to 12% from 10%; the due dates were extended from December 1, 2008 to December 1, 2009; interest and liquidated damages in the amount of $380,000 due to two of the primary Senior Lenders was added to the principal balance owed to those two Senior Lenders; Midsummer was allowed to participate, on a pro rata basis, as a secured creditor with all other Senior Lenders; liquidated damages for failure to satisfy certain registration rights was limited to 24.9% of the total amount of all amounts loaned to the Company by the Senior Lenders; and, certain other registration rights afforded the Senior Lenders were revised to provide for, among other things, a reduction in the minimum number of shares required to be registered and an extension of the time to file registration statements.

The Senior Lenders also consented to the reduction in the conversion price of two note holders, representing total indebtedness of $812,500. The conversion price was reduced from $2.00 per share to $.50 per share. These two note holders were also granted authority by the Senior Lenders to convert their respective notes under these revised terms.

A copy of the Agreements amending the rights of the Senior Lenders, as outlined above, is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2006 we entered into a Settlement Agreement with our former executive vice president of sales, J. Richard Shafer, under which the Company and Mr. Shafer agreed to a voluntary termination of Mr. Shafer’s employment. The Settlement Agreement was subject to a seven day revocation period, which has expired. Under the terms of the Settlement Agreement, we agreed to recognize Mr. Shafer’s termination as mutual and not for cause, and to satisfy the Company’s obligation to continue to pay Mr. Shafer his current salary for a period of twelve months. Mr. Shafer agreed to honor his prior obligation and immediately convert the Company’s $420,000 promissory note issued in favor of Mr. Shafer into common stock of the Company at a conversion price of $2.00 per share. The Company and Mr. Shafer further agreed to release each other from all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments, and injunctions of any nature whatsoever, whether known or unknown. The Company and Mr. Shafer agreed to certain additional obligations under the Settlement Agreement.

Mr. Shafer’s departure was voluntary and in conjunction with the Settlement Agreement discussed above. Mr. Shafer’s position with the Company Board was not immediately filled.

A copy of the Settlement Agreement with Mr. Shafer is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

This Form 8-K and its attachments contain forward-looking statements that involve risks and uncertainties concerning the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that certain recent acquisitions will not yield the expected results; the reaction of customers of the Company and those of recent acquisitions may not be favorable; the Company’s ability to successfully integrate the operations and employees of recent acquisitions; and general economic conditions. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-KSB,10-QSB, and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Subscription Agreement

10.2	Secured Promissory Note

10.3	Security Agreement

10.4	Common Stock Purchase Warrant

10.5	Subsidiary Guarantee

10.6	Agreements Amending Rights of Senior Lenders

10.7	Settlement Agreement with J. Richard Shafer

99.1	Press release issued by Oxford Media, Inc., dated November 21, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Lewis Jaffe
Lewis Jaffe, Chief Executive Officer

Date: November 21, 2006